UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 13, 2009

ECOLOGY COATINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-91436	26-0014658
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(State or other jurisdiction incorporation)	(Commission File Number)	(IRS Employer or Identification No.)

2701 Cambridge Court, Auburn Hills, MI  48326
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(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code

248-370-9900

(Former Name or Former Address, if Changed Since Last Report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On November 13, 2009, Reynolds Innovations Inc. (“Reynolds”) notified us that it had terminated our Collaboration Agreement (the “Agreement”) entered into on August 20, 2009 effective November 13, 2009.  Reynolds has informed us that it is closing the project due to various technical, operational and financial considerations.  There were no payments or penalties paid in connection with the termination.  The Agreement related to the application of our patent pending technology for Reynolds “fire standards compliant” (FSC) cigarettes and had a framework of successive testing milestones and payments if we successfully pass every milestone.  Under the Agreement, Reynolds had limited exclusivity for use of our technology for tobacco products until the later to occur of December 1, 2011 or the entry into a royalty agreement.

Item 9.01. Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLOGY COATINGS, INC.

DATE: November 20, 2009	By: /s/ Daniel V. Iannotti
Daniel V. Iannotti
Vice President, General Counsel & Secretary